UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2012

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Rights Agreement

On May 10, 2012, AMAG Pharmaceuticals, Inc., or the Company, entered into an amendment, or the Rights Agreement Amendment, to that certain Rights Agreement dated as of September 4, 2009, as amended, or the Rights Agreement, by and among the Company and American Stock Transfer & Trust Company, LLC, or the Rights Agent.

The purpose of the Rights Agreement Amendment is to amend the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement to provide that Adage Capital Management, L.P., or Adage, will not be deemed an “Acquiring Person” unless Adage, together with its affiliates and associates, have acquired beneficial ownership of 25% or more of the Company’s outstanding common stock (other than solely from repurchases of stock by the Company which increases Adage’s percentage ownership above 25%).  This provision will terminate and Adage will return being subject to the 20% limit applied to the Company’s other stockholders upon the earlier of (a) the termination of the Stockholder Agreement, dated May 9, 2012, by and among Adage and the Company, or the Adage Stockholder Agreement, and (b) Adage reducing its beneficial ownership of the Company’s common stock below 20% after it first increases its beneficial ownership above 20%.

A copy of the Rights Agreement Amendment is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Stockholder Agreement with Adage

On May 10, 2012, the Company and Adage entered into the Adage Stockholder Agreement.  Under this agreement, in connection with the Rights Agreement Amendment described above, Adage agreed to vote any shares of the Company’s common stock it owns in excess of 20% of the Company’s outstanding stock (the “Excess Shares”) in the manner in which the Company’s Board of Directors has recommended to the stockholders generally in any proxy or consent solicitation to the stockholders of the Company.  Adage also agreed to certain customary “standstill” provisions. Additionally, Adage agreed that it would give the Company advance notice of any attempt to sell the Excess Shares and such sale would be subject to the Company’s consent.  The advance notice and consent will not apply to any sale of Excess Shares by Adage effected through a broker-dealer where Adage does not know the purchaser of the shares or has not negotiated with the purchaser or any representative of the purchaser.  The Adage Stockholder Agreement will terminate on the earlier of (a) Adage reducing its beneficial ownership of the Company’s common stock below 20% after it first increases its beneficial ownership above 20% or (b) if Adage never beneficially owned at least 20% of the Company’s outstanding stock during the period between the date of the Adage Stockholder Agreement and 120 days after the date of the Adage Stockholder Agreement, then such 120th day.

A copy of the Adage Stockholder Agreement is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Item 3.03.   Material Modifications to Rights of Security Holders.

The disclosure in Item 1.01 under the heading “Amendment to Rights Agreement” is hereby incorporated by reference in this Item 3.03.

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer and Appointment to Board of Directors

On May 9, 2012, the Company, announced that William K. Heiden, age 52, will join the Company as its President and Chief Executive Officer effective as of May 14, 2012. In connection with his appointment as the Company’s President and Chief Executive Officer, the Company’s Board of Directors, or the Board, pursuant to the Company’s amended and restated certificate of incorporation and bylaws, increased the size of the Board from seven to eight directors and elected Mr. Heiden to fill the vacancy created by this increase, effective as of May 14, 2012.  Mr. Heiden will serve as a director until the Company’s annual meeting to be held on May 23, 2012, or his earlier death, resignation or removal.  Mr. Heiden will be nominated for election as a director at such annual meeting.  Mr. Heiden is not expected to join any committee of the Board in connection with his appointment.

Prior to joining the Company, Mr. Heiden was the President and Chief Executive Officer of GTC Biotherapeutics, Inc., a pharmaceutical company, from June 2010 until May 2012.  Mr. Heiden has served and will continue to serve as Chairman of GTC Biotherapeutics following commencement of his employment with the Company. Prior to joining GTC Biotherapeutics, Mr. Heiden was the President and Chief Executive Officer and a member of the Board of Directors of Elixir Pharmaceuticals, Inc., a pharmaceutical company, from September 2004 until December 2008.  Prior to joining Elixir Pharmaceuticals, Mr. Heiden served as President and Chief Operating Officer of Praecis Pharmaceuticals Incorporated (which was acquired by GlaxoSmithKline plc), from 2002 to 2004. From 1987 to 2002, Mr. Heiden progressed through various positions of increasing responsibility at Schering-Plough Corporation (now Merck & Co.), including managing a number of businesses in the United States, Europe and Canada. Mr. Heiden serves on the Board of Directors of LFB Biotechnologies S.A.S., a private French biotechnology company.  Mr. Heiden holds an M.B.A from Cornell University’s Johnson Graduate School of Management, a M.I.M. degree from the University of Louvain and a B.A. degree from the University of Florida.

Employment Agreement with Mr. Heiden

On May 6, 2012, the Company entered into an employment agreement with Mr. Heiden in connection with his joining the Company as President and Chief Executive Officer. The term of the employment agreement is for three years and will automatically renew for additional three year terms following the initial term and any renewal term thereafter, unless either party provides at least sixty days’ prior written notice of its desire not to renew the agreement.

A copy of the employment agreement is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Annual Base Salary and Bonus Opportunity

The annual base salary for Mr. Heiden is $500,000, subject to annual increases at the discretion of the Board or the Compensation Committee.  Mr. Heiden is eligible to receive an annual performance bonus of up to 75% of Mr. Heiden’s base salary for each fiscal year during the term of his agreement.  Mr. Heiden’s annual performance bonus is based on the extent to which, in the discretion of the Board in consultation with Mr. Heiden, Mr. Heiden achieves or exceeds certain performance objectives.  For the fiscal year ended December 31, 2012, Mr. Heiden’s bonus opportunity will be pro rated for the length of Mr. Heiden’s employment for such year.

Additionally, Mr. Heiden will receive a signing bonus of $75,000 payable on the first payroll date after his joining the Company.

Severance Due After Termination of Employment

The employment agreement with Mr. Heiden provides that in the event that the Company terminates Mr. Heiden’s employment, other than for death, disability or cause, or he resigns for good reason, each as defined in his employment agreement, and he has complied with all his obligations under all agreements with the Company and signs a general release of claims in a form acceptable to the Company, then the Company is obligated to pay severance to Mr. Heiden in an amount equal to 24 months of his then-current base salary, paid in equal installments over the severance period in accordance with its usual payroll schedule. This provision does not apply during the one-year period following a change of control.

Payments and Benefits Due Upon a Change of Control

In the event that within one year from the date a change of control of the Company occurs, the Company or its successor terminates Mr. Heiden’s employment other than for death, disability or cause, or he resigns for good reason, each as defined in his employment agreement, and he has complied with all his obligations under all agreements with the Company and signs a general release of claims in a form acceptable to the Company or its successor, then the Company or its successor, is obligated to provide him with the following benefits post-termination:

•                  severance pay equal to (i) 12 months of his then-current base salary if the change of control occurs prior to the six month anniversary of his first day of employment, (ii) 18 months of his then-current base salary if the change of control occurs after the six month anniversary but prior to the 12 month anniversary of his first day of employment, or (iii) 24 months of his then-current base salary if the change of control occurs after the 12 month anniversary of his first day of employment, in each case paid in equal installments over the severance period in accordance with our usual payroll schedule;

•                  a lump sum equal to (i) one times his target annual bonus amount for the year in which the change of control occurs if the change of control occurs prior to the six month anniversary of his first day of employment, (ii) 1.5 times his target annual bonus amount for the year in which the change of control occurs if the change of control occurs after the six month anniversary but prior to the 12 month anniversary of his first day of employment or (iii) two times his target annual bonus amount for the year in which the change of control occurs if the change of control occurs after the 12 month anniversary of his first day of employment;

•                  payment or reimbursement of the premiums for continued health and dental benefits until the earlier of (i) 12 months post termination and (ii) health and dental coverage being provided to him under another employer’s health and dental plan; and

•                  the full acceleration of vesting of any then unvested outstanding stock options, restricted stock units and other equity incentives that were granted before such change of control.

280G Matters

In addition, the employment agreement with Mr. Heiden contains a provision which allows any payments otherwise due to him in connection with a change of control to be reduced to the extent necessary so that no excise taxes would be due on any such payments.

Death or Disability

The employment agreement with Mr. Heiden also provides that, in the event of his death or permanent disability, all unvested equity awards then held by him shall become immediately vested in full.

Legal Expenses

The Company also agreed in the employment agreement with Mr. Holden to reimburse him for up to $10,000 in legal expenses incurred in connection with the negotiation and execution of his employment agreement.

Equity Grant

In connection with his entry into the employment agreement, effective on the first day of Mr. Heiden’s employment with the Company, Mr. Heiden will be granted an option to purchase 300,000 shares of common stock at an exercise price equal to the then fair market value of a share of the Company’s common stock. The option will be exercisable in four equal annual installments beginning on the first anniversary of the grant date.  Also effective on the first day of Mr. Heiden’s employment with the Company, Mr. Heiden will be granted 100,000 restricted stock units, which will vest in four equal annual installments beginning on the first anniversary of the grant date. The foregoing grants will be made pursuant to the inducement grant exception set forth in NASDAQ Listing Rule 5635(c)(4).  Such grants will not be issued under the

Company’s existing equity incentive plans, therefore the stock option granted to Mr. Heiden will not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. Mr. Heiden will be eligible to receive additional stock options or other equity compensation in the future under the Company’s equity incentive plans as determined by the Board or the Compensation Committee from time to time.

Copies of the form of Non-Plan Restricted Stock Unit Agreement and form of Non-Plan Stock Option Agreement expected to be entered into between the Company and Mr. Heiden with respect to such grants are filed herewith at Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

The Company has also entered into an indemnification agreement with Mr. Heiden, in substantially the same form entered into with the Company’s other executive officers which was previously filed with the Securities and Exchange Commission.

Retention Bonus for Chief Operating Officer

On May 9, 2012, the Company agreed with its Chief Operating Officer, Frank Thomas, to provide Mr. Thomas a retention bonus equal to $150,000 if he remains employed with the Company on September 15, 2012.

If prior to September 15, 2012 Mr. Thomas’s employment is terminated by the Company without cause, as defined in his existing employment agreement, or he terminates his employment for good reason, as defined in the existing employment agreement, and complies with certain requirements including delivery of the general release, the Company will pay Mr. Thomas a prorated portion of the retention bonus based on the number of days elapsed between May 9, 2012 and September 15, 2012.  This is in addition to Mr. Thomas’s existing potential severance arrangements under his employment agreement with the Company.

A copy of the letter agreement between the Company and Mr. Thomas is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Departure of Chief Administrative Officer and General Counsel

On May 9, the Company’s Chief Administrative Officer and General Counsel, Joseph Farmer, informed the Company that he intends to resign from the Company effective as of early June.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibits:

4.1	Amendment to Rights Agreement, dated May 10, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC.
10.1	Employment Agreement, dated May 6, 2012, by and between the Company and William K. Heiden.
10.2	Form of Non-Plan Restricted Stock Unit Agreement, by and between the Company and William K. Heiden.
10.3	Form of Non-Plan Stock Option Agreement, by and between the Company and William K. Heiden.
10.4	Letter Agreement, dated May 9, 2012 by and between the Company and Frank Thomas.
10.5	Stockholder Agreement, dated May 9, 2012, by and between the Company and Adage Capital Management, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Chief Administrative Officer and General Counsel

Date: May 10, 2012

Exhibit Index

4.1	Amendment to Rights Agreement, dated May 10, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC.
10.1	Employment Agreement, dated May 6, 2012, by and between the Company and William K. Heiden.
10.2	Form of Non-Plan Restricted Stock Unit Agreement, by and between the Company and William K. Heiden.
10.3	Form of Non-Plan Stock Option Agreement, by and between the Company and William K. Heiden.
10.4	Letter Agreement, dated May 9, 2012 by and between the Company and Frank Thomas.
10.5	Stockholder Agreement, dated May 9, 2012, by and between the Company and Adage Capital Management, L.P.